UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017 (May 6, 2017)

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On May 8, 2017, the acquisition of Headwaters Incorporated, a Delaware corporation (the “Company”), by Boral Limited, an Australian corporation (“Parent”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 20, 2016 (the “Merger Agreement”), by and among the Company, Parent and Enterprise Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms set forth in the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as the surviving company and thereby becoming an indirect wholly owned subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement.

Loan and Security Agreement with Bank of America, N.A.

In connection with the consummation of the Merger, on May 8, 2017, all amounts due and owing under that certain Loan and Security Agreement, dated as of October 27, 2009 (as amended from time to time, the “Loan and Security Agreement”), among certain Company subsidiaries, Bank of America, N.A. as the sole administrative agent, arranger and collateral agent, and the lenders named therein, were paid and the Loan and Security Agreement was terminated in accordance with its terms. The material terms of the Loan and Security Agreement are described in the Company’s Current Report on Form 8-K filed on October 27, 2009, as amended by the Company’s Current Report on Form 8-K/A filed on March 18, 2011, and such description is incorporated herein by reference.

Term Loan Credit Agreement with Deutsche Bank AG New York Branch

In connection with the consummation of the Merger, on May 8, 2017, all amounts due and owing under that certain Term Loan Credit Agreement, dated as of March 24, 2015 (as amended from time to time, the “Credit Agreement”), among the Company, the guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent, the other lenders party thereto from time to time and Deutsche Bank Securities Inc., as sole lead arranger and sole bookrunner, were paid and the Credit Agreement was terminated in accordance with its terms.  The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed on March 24, 2015 and such description is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 8, 2017, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company by consummation of the Merger. At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares owned, directly or indirectly, by Parent, Merger Sub, or any other wholly owned subsidiary of Parent; (ii) the restricted shares of Common Stock issued under any stock plan of the Company; (iii) shares owned by the Company or wholly owned subsidiaries of the Company; and (iv) shares held by stockholders who have properly perfected and not withdrawn a demand for dissenters’ rights under Delaware law) was automatically cancelled and converted into a right to receive $24.25 in cash, without interest (the “Merger Consideration”), less any applicable taxes required to be withheld.

Subject to the terms of the Merger Agreement, at the Effective Time, (i) each option to purchase Common Stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time was cancelled, without action of the holder, and converted into a right to receive a cash payment, without interest, in an amount equal to the “spread” (i.e., the amount by which the per share Merger Consideration amount exceeds the exercise price for each share of Common Stock subject to such option); (ii) each stock appreciation right, whether vested or unvested, that is outstanding immediately prior to the Effective Time was cancelled, without action of the holder, and converted into a right to receive a cash payment, without interest, in an amount equal to the “spread” (i.e., the amount by which the per share Merger Consideration amount exceeds the applicable base price for each share of Common Stock subject to such stock appreciation right); (iii) each unvested restricted share that is outstanding immediately prior to the Effective Time was cancelled, without action of the holder, and converted into a right to receive a cash payment, without interest, in an amount equal to the Merger Consideration; (iv) each restricted stock unit granted under any stock plan of the Company that is outstanding immediately prior to the Effective Time was cancelled, without action of the holder, and converted into a right to receive a cash payment, without interest, in an amount equal to the Merger Consideration; and (v) each share of Common Stock purchased by the Company and held as treasury stock immediately prior to the Effective Time in connection with the deferred compensation under the Headwaters Director Deferred Compensation Plan was cancelled and converted into a right to receive a cash payment, without interest, in an amount equal to the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2016 and the terms of which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, as of May 8, 2017, trading in shares of Common Stock on the New York Stock Exchange (the “NYSE”) has been halted. As a consequence of the Merger, on May 8, 2017, the Company requested that the NYSE file a Form 25 with the SEC, to request the removal of the Common Stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in the Introductory Note above and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and under Items 2.01 and 3.01 above is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

On May 8, 2017, upon consummation of the Merger, a change of control in the Company occurred and the Company became an indirect wholly owned subsidiary of Parent. The disclosure set forth in the Introductory Note above and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The aggregate purchase price was approximately $2.6 billion, including the assumption of debt. Parent financed the Merger with proceeds from an equity offering, debt from a committed bridge acquisition facility and existing cash.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2017, pursuant to the terms of the Merger Agreement and effective as of immediately prior to the Effective Time, all of the directors of the Company resigned from the board of directors of the Company (the “Board”) and any committees of the Board of which they were members.  The resignations were not the result of any disagreement with the Company and were effectuated solely in connection with the Merger.  Also on May 8, 2017, pursuant to the terms of the Merger Agreement and effective as of the Effective Time, the directors of Merger Sub became directors of the Company and such directors will serve on the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal.

On May 8, 2017, in connection with the consummation of the Merger and effective as of immediately prior to the Effective Time, each of the chief executive officer; chief financial officer; vice president, general counsel and secretary; and president, Headwaters Siding and Roofing (each a named executive officer) has resigned his position as an officer of the Company. The resignations were not the result of any disagreement with the Company and were effectuated solely in connection with the Merger. Each of the individuals described in this paragraph have also been terminated as employees of the Company other than for cause in a manner that entitles them to severance payments under their existing agreements, effective as of the Effective Time. The terminations were not the result of any disagreement with the Company and were effectuated solely in connection with the Merger.

On May 6, 2017, the Company entered into a Termination Agreement (the “Termination Agreement”) with the Company’s Chairman of the Board and Chief Executive Officer, Kirk A. Benson.  The Termination Agreement provided that Mr. Benson would terminate employment with the Company as of the Effective Time.  The Termination Agreement confirmed the payments due to Mr. Benson under the Merger Agreement and the Company’s employee benefit plans and under his Employment Agreement with the Company dated  August 1, 2016 (the “Employment Agreement”).

The Employment Agreement provided that for a three-year period following Mr. Benson’s retirement as an executive officer of the Company (the “Extended Term”), Mr. Benson would continue employment as a non-executive employee and provide consulting services to the Company.   During the Extended Term, he would have received annual compensation of $300,000.  The Termination Agreement amends the Employment Agreement to eliminate the consulting arrangement, and in consideration of the termination of the consulting arrangement Mr. Benson will receive a lump-sum payment of $900,000.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that references to Merger Sub’s name were replaced by references to “Headwaters Incorporated.” The resulting certificate of incorporation of the Company as so amended and restated is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that (i) references to Merger Sub’s name were replaced by references to “Headwaters Incorporated” and (ii) the indemnification provisions of the bylaws of the Company as in effect immediately prior to the Effective Time continue to apply to periods occurring at or prior to the Effective Time. The resulting bylaws of the Company as so amended and restated are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On May 8, 2017, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 20, 2016, by and among Headwaters Incorporated, Boral Limited and Enterprise Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on November 21, 2016).

3.1	Amended and Restated Certificate of Incorporation of Headwaters Incorporated.

3.2	Amended and Restated Bylaws of Headwaters Incorporated.

99.1	Press Release of Headwaters Incorporated, dated May 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEADWATERS INCORPORATED

By:	/s/ Ernest McLean
Name:	Ernest McLean
Title:	Senior Vice President and Secretary

Date: May 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 20, 2016, by and among Headwaters Incorporated, Boral Limited and Enterprise Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on November 21, 2016).

3.1	Amended and Restated Certificate of Incorporation of Headwaters Incorporated.

3.2	Amended and Restated Bylaws of Headwaters Incorporated.

99.1	Press Release of Headwaters Incorporated, dated May 8, 2017.